UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 21, 2006

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Bonus Plan. At a meeting on November 21, 2006, the Compensation Committee of the Board of Directors of Semtech Corporation (the “Committee”) adopted the Company’s Bonus Plan (“Plan”) effective as of its fiscal year 2007 that began on January 30, 2006. The Plan is designed to align awards with Company performance. The following brief summary of the material elements of the Plan does not purport to be complete and is qualified in its entirety by the Plan document attached as Exhibit 10.1 and incorporated herein by reference.

Participants. Participants in the Plan for the Company’s fiscal year 2007 will consist of the Company’s officers and employees who have been determined by the Company’s Board of Directors to be statutory insiders subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Group”), other than the Company’s Chief Executive Officer, Mr. Mohan Maheswaran. Mr. Maheswaran shall continue to be a participant in the Company’s Cash Bonus Incentive Plan (the “Existing Plan”), the material elements of which are set forth in the Form 8-K filed by the Company on March 1, 2006. The terms of Mr. Maheswaran’s participation in the Existing Plan are described in the written offer of employment extended by the Company to Mr. Maheswaran on March 8, 2006 and accepted by Mr. Maheswaran as of March 12, 2006 (the “Offer Letter”). The material terms of the Offer Letter are set forth in the Form 8-K filed by the Company on March 12, 2006. The members of the Section 16 Group other than Mr. Maheswaran will not be eligible for awards under the Existing Plan for the Company’s fiscal year 2007. Participants in the Plan for future years will be salaried employees selected based on recommendations by their supervisors, with the endorsement of the applicable business unit managers or corporate function heads.

Bonus Pool. For fiscal year 2007, the bonus pool available for the Plan participants is designed to ensure that overall bonus payments are comparable to those anticipated under the bonus pool previously established for such persons under the Existing Plan. For fiscal years following fiscal year 2007, as early as feasible at the beginning of such fiscal year the Chief Executive Officer will recommend to the Committee for its review and approval an amount to be established as a bonus pool for the fiscal year. The proposed pool amount is calculated as the sum of (a) the target bonus awards for employees recommended to be participants for the fiscal year and (b) an estimate of target awards for positions that may be filled during the fiscal year (new hires who may become participants on a pro rata basis). To assist the Committee in making a determination with respect to the recommendation, the proposed bonus pool is also expressed as a percentage of earnings before interest and taxes (“EBIT”), as set forth in the Company’s annual business plan (“Business Plan”). However, for this purpose such EBIT is computed prior to the deduction of incentive compensation payments to be paid under the Plan and may exclude anticipated extraordinary items. As discussed below, actual awards may exceed target awards under certain circumstances. In no event will the aggregate incentive compensation payments under the Plan for a fiscal year exceed the bonus pool established for that fiscal year multiplied by the highest payout percentage level established for that fiscal year.

Award Calculation. Incentive compensation awards are calculated as follows under the supervision of the Company’s Chief Financial Officer:

Subject to any discretionary adjustments made pursuant to the Plan and any limitations contained in the Plan, awards are determined by first multiplying the participant’s Target Award by the Payout Percentage Level determined as described below.

1.	Target Levels and Target Awards

A participant’s annual base salary (as of the date of the calculation) is multiplied by a target level percentage that is based on the participant’s position. This establishes the participant’s Target Award.

Target levels are based on the level of importance and responsibility of the position in the Company. Where a range has been established, the actual target level is determined by the relevant business unit manager or corporate functional group head and the Vice President of Human Resources, subject to approval by the Chief Executive Officer. The Committee determines the actual target level for each of the executive officers.

Position	Target Level

Chief Financial Officer	70-125%
Chief Operating Officer	70-125%
Business Unit and	50-125%
Functional Unit Heads
Other Eligible Positions	10-100%

2.	Payout Percentage Level

In order to align awards with Company performance, the Company adopted a payout percentage level based upon a percentage of the Company’s operating income as published in its annual report on Form 10-K for the current fiscal year, compared to the Company’s operating income for the prior fiscal year. The payout percentages are determined in accordance with the table adopted by the Committee for the applicable fiscal year. The payout percentages for the Company’s fiscal year 2007 are determined in accordance with the following table (with pro rata adjustments being made for whole percentage increments between the levels stated in the table):

Percentage of Current Fiscal Year’s	Payout Percentage Level
Operating Income Compared to
Previous Fiscal Year’s Operating
Income

Below 80%	0%
80%	20%
100%	30%
120%	50%

140%	70%
160%	90%
180%	120%
200%	170%
231%	220%

3.	Adjustments and Limitations

Before the calculated awards are presented to the Committee, the award for any participant or group of participants may be adjusted, upward or downward, at the discretion of the Chief Executive Officer. The recommended award for any participant or group of participants may be adjusted, upward or downward, at the discretion of the Committee. Examples of factors that could lead to an adjustment are subjective criteria such as the participant’s initiative, leadership, teamwork, judgment, and creativity.

In no event will an incentive compensation payment under the Plan to any participant for a fiscal year exceed the participant's Target Award for that fiscal year multiplied by the highest payout percentage level established for that fiscal year.

Payment of Awards. No award is payable under the Plan unless and until the Committee authorizes the awards for participants generally and for the Section 16 Group in particular. Awards authorized by the Committee will be paid within two and one-half months after the end of the fiscal year.

Clawback Relating to Financial Restatement. Each and every payment to a participant pursuant to the Plan shall be subject to the right of the Company to recover the payment (and reasonable interest thereon) in the event that the Committee determines in good faith that the Participant’s fraud or misconduct has caused or partially caused the need for a material restatement of the Company’s financial statements for the fiscal year to which the Plan payment relates. The Committee’s decision regarding whether the participant has forfeited awards is final and binding in the absence of demonstrable fraud or bad faith.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Semtech Corporation Bonus Plan

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company’s other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2006	SEMTECH CORPORATION

By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

10.1	Semtech Corporation Bonus Plan